Exhibit 10.17.6

Execution Copy

OPORTUN FUNDING V, LLC

FIFTH AMENDMENT TO THE BASE INDENTURE

This FIFTH AMENDMENT TO THE BASE INDENTURE, dated as of December 10, 2018 (this “Amendment”), is entered into among OPORTUN FUNDING V, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers, as trustee (in such capacity, the “Trustee”), as securities intermediary (in such capacity, the “Securities Intermediary”) and as depositary bank (in such capacity, the “Depositary Bank”).

RECITALS

WHEREAS, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have previously entered into that certain Base Indenture, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Base Indenture”);

WHEREAS, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have previously entered into that certain Series 2015 Supplement, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Series Supplement”; together with the Base Indenture, collectively, the “Indenture”);

WHEREAS, concurrently herewith, (i) the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank are entering into that certain Third Amendment to the Series 2015 Supplement, dated as of the date hereof, (ii) the Issuer, as purchaser, and Oportun, Inc. (“Oportun”), as seller, are entering into that certain Sixth Amendment to the Purchase and Sale Agreement, dated as of the date hereof, (iii) the Issuer, Oportun and the Noteholders are entering into that certain Fourth Amendment to the Note Purchase Agreement, dated as of the date hereof, (iv) the Issuer and each of the Noteholders are entering into that certain Third Amended and Restated Fee Letter, dated as of the date hereof, and (v) the Issuer, Oportun, the Servicer, each Noteholder and the Back-up Servicer are entering into that certain Consent, dated as of the date hereof; and

WHEREAS, in accordance with Section 13.2 of the Base Indenture, the Issuer desires to amend the Base Indenture as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings assigned to them in, or by reference in, the Indenture.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01. Amendments. The Base Indenture is hereby amended to incorporate the changes reflected on the marked pages of the Base Indenture attached hereto as Schedule I.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Issuer hereby represents and warrants to the Trustee, the Securities Intermediary, the Depositary Bank and each of the other Secured Parties that:

(a) Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties made by the Issuer in the Indenture and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. This Amendment and the Indenture, as amended hereby, constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(c) No Defaults. No Rapid Amortization Event, Event of Default, Servicer Default or Block Event has occurred and is continuing.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Ratification of Base Indenture. As amended by this Amendment, the Base Indenture is in all respects ratified and confirmed and the Base Indenture, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 4.02. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.03. Recitals. The recitals contained in this Amendment shall be taken as the statements of the Issuer, and none of the Trustee, the Securities Intermediary or the Depositary Bank assumes any responsibility for their correctness. None of the Trustee, the Securities Intermediary or the Depositary Bank makes any representations as to the validity or sufficiency of this Amendment.

2

SECTION 4.04. Rights of the Trustee, the Securities Intermediary and the Depositary Bank. The rights, privileges and immunities afforded to the Trustee, the Securities Intermediary and the Depositary Bank under the Indenture shall apply hereunder as if fully set forth herein.

SECTION 4.05. GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 4.06. Effectiveness. This Amendment shall become effective as of the date hereof upon:

(a) receipt by the Trustee of an Issuer Order directing it to execute and deliver this Amendment;

(b) receipt by the Trustee of an Officer’s Certificate of the Issuer stating that the execution of this Amendment is authorized and permitted by the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;

(c) receipt by the Trustee of an Opinion of Counsel stating that the execution of this Amendment is authorized and permitted under the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;

(d) receipt by the Trustee of evidence of the consent of each Noteholder to this Amendment;

(e) receipt by the Trustee of counterparts of this Amendment, duly executed by each of the parties hereto; and

(f) receipt by the Trustee of such other instruments, documents, agreements and opinions reasonably requested by the Trustee prior to the date hereof.

(Signature page follows)

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IN WITNESS WHEREOF, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

OPORTUN FUNDING V, LLC, as Issuer

By:	/s/ Jonathan Coblentz
Name:	Jonathan Coblentz
Title:	Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Drew Davis
Name:	Drew Davis
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Intermediary

By:	/s/ Drew Davis
Name:	Drew Davis
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Depositary Bank

By:	/s/ Drew Davis
Name:	Drew Davis
Title:	Vice President

SCHEDULE I

Amendments to the Base Indenture

CONFORMED COPY

As amended by the

Fifth Amendment to the Base Indenture,

dated as of December 10, 2018

OPORTUN FUNDING V, LLC,

as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, as Securities Intermediary and as Depositary Bank

BASE INDENTURE

Dated as of August 4, 2015

Variable Funding Asset Backed Notes

(Issuable in Series)

			Page
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE			2

Section	1.1.	Definitions	2
Section	1.2.	Incorporation by Reference of Trust Indenture Act	25
Section	1.3.	Cross-References	~~25~~26
Section	1.4.	Accounting and Financial Determinations; No Duplication	~~25~~26
Section	1.5.	Rules of Construction	26
Section	1.6.	Other Definitional Provisions.	~~26~~27

ARTICLE 2. THE NOTES			27

Section	2.1.	Designation and Terms of Notes	27
Section	2.2.	New Series Issuances	~~27~~28
Section	2.3.	[Reserved].	~~28~~29
Section	2.4.	Execution and Authentication.	~~28~~29
Section	2.5.	Authenticating Agent.	29
Section	2.6.	Registration of Transfer and Exchange of Notes.	~~29~~30
Section	2.7.	Appointment of Paying Agent	33
Section	2.8.	Paying Agent to Hold Money in Trust.	~~33~~34
Section	2.9.	Private Placement Legend	35
Section	2.10.	Mutilated, Destroyed, Lost or Stolen Notes.	36
Section	2.11.	Temporary Notes.	37
Section	2.12.	Persons Deemed Owners	37
Section	2.13.	Cancellation	~~37~~38
Section	2.14.	Release of Trust Estate	38
Section	2.15.	Payment of Principal, Interest and Other Amounts.	~~38~~39
Section	2.16.	Takeouts.	39
Section	2.17.	[Reserved].	~~40~~41
Section	2.18.	Definitive Notes.	~~40~~41
Section	2.19.	[Reserved].	41
Section	2.20.	Tax Treatment	41
Section	2.21.	Duties of the Trustee and the Transfer Agent and Registrar	~~41~~42

ARTICLE 3. [ARTICLE 3 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES]			~~41~~42

ARTICLE 4. NOTEHOLDER LISTS AND REPORTS			42

Section	4.1.	Issuer To Furnish To Trustee Names and Addresses of Noteholders	42
Section	4.2.	Preservation of Information; Communications to Noteholders.	42
Section	4.3.	Reports by Issuer	43
Section	4.4.	Reports by Trustee	~~43~~44
Section	4.5.	Reports and Records for the Trustee and Instructions.	~~43~~44

ARTICLE 5. ALLOCATION AND APPLICATION OF COLLECTIONS			44

Section	5.1.	Rights of Noteholders	44
Section	5.2.	Collection of Money	44
Section	5.3.	Establishment of Accounts.	~~44~~45

i

(continued)

			Page
Section	5.4.	Collections and Allocations.	46
Section	5.5.	Determination of Monthly Interest	48
Section	5.6.	Determination of Monthly Principal	48
Section	5.7.	General Provisions Regarding Accounts	48
Section	5.8.	Removed Receivables	~~48~~49

ARTICLE 6. [ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]			~~48~~49

ARTICLE 7. [ARTICLE 7 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]			49

ARTICLE 8. COVENANTS			49

Section	8.1.	Money for Payments To Be Held in Trust	49
Section	8.2.	Affirmative Covenants of Issuer	49
Section	8.3.	Negative Covenants	56
Section	8.4.	Further Instruments and Acts	~~58~~59
Section	8.5.	Appointment of Successor Servicer	~~58~~59
Section	8.6.	Perfection Representations	~~58~~59

ARTICLE 9. [ARTICLE 9 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES]			59

ARTICLE 10. REMEDIES			59

Section	10.1.	Events of Default	59
Section	10.2.	Rights of the Trustee Upon Events of Default.	62
Section	10.3.	Collection of Indebtedness and Suits for Enforcement by Trustee.	63
Section	10.4.	Remedies	65
Section	10.5.	[Reserved].	66
Section	10.6.	Waiver of Past Events	66
Section	10.7.	Limitation on Suits	66
Section	10.8.	Unconditional Rights of Holders to Receive Payment; Withholding Taxes.	67
Section	10.9.	Restoration of Rights and Remedies	~~67~~68
Section	10.10.	The Trustee May File Proofs of Claim	~~67~~68
Section	10.11.	Priorities	68
Section	10.12.	Undertaking for Costs	~~68~~69
Section	10.13.	Rights and Remedies Cumulative	69
Section	10.14.	Delay or Omission Not Waiver	69
Section	10.15.	Control by Noteholders	69
Section	10.16.	Waiver of Stay or Extension Laws	~~69~~70
Section	10.17.	Action on Notes	~~69~~70
Section	10.18.	Performance and Enforcement of Certain Obligations.	70
Section	10.19.	Reassignment of Surplus	70

(continued)

			Page
ARTICLE 11. THE TRUSTEE			~~70~~71

Section	11.1.	Duties of the Trustee.	~~70~~71
Section	11.2.	Rights of the Trustee	~~73~~74
Section	11.3.	Trustee Not Liable for Recitals in Notes	77
Section	11.4.	Individual Rights of the Trustee	~~77~~78
Section	11.5.	Notice of Defaults	~~77~~78
Section	11.6.	Compensation.	78
Section	11.7.	Replacement of the Trustee.	78
Section	11.8.	Successor Trustee by Merger, etc	~~79~~80
Section	11.9.	Eligibility: Disqualification	80
Section	11.10.	Appointment of Co-Trustee or Separate Trustee.	~~80~~81
Section	11.11.	Preferential Collection of Claims Against the Issuer	82
Section	11.12.	Taxes	82
Section	11.13.	Trustee May Enforce Claims Without Possession of Notes	82
Section	11.14.	Suits for Enforcement	82
Section	11.15.	Reports by Trustee to Holders	~~82~~83
Section	11.16.	Representations and Warranties of Trustee	~~82~~83
Section	11.17.	The Issuer Indemnification of the Trustee	83
Section	11.18.	Trustee’s Application for Instructions from the Issuer	83
Section	11.19.	[Reserved] ~~83~~.	84
Section	11.20.	Maintenance of Office or Agency	84
Section	11.21.	Concerning the Rights of the Trustee	84
Section	11.22.	Direction to the Trustee	84
Section	11.23.	Repurchase Demand Activity Reporting.	84

ARTICLE 12. DISCHARGE OF INDENTURE			86

Section	12.1.	Satisfaction and Discharge of Indenture	86
Section	12.2.	Application of Issuer Money	86
Section	12.3.	Repayment of Moneys Held by Paying Agent	~~86~~87
Section	12.4.	[Reserved]	87
Section	12.5.	Final Payment with Respect to Any Series.	87
Section	12.6.	Termination Rights of Issuer	88
Section	12.7.	Repayment to the Issuer	88

ARTICLE 13. AMENDMENTS			88

Section	13.1.	[Reserved].	88
Section	13.2.	Supplemental Indentures	88
Section	13.3.	Execution of Supplemental Indentures	90
Section	13.4.	Effect of Supplemental Indenture	90
Section	13.5.	Conformity With TIA	90
Section	13.6.	Reference in Notes to Supplemental Indentures	~~90~~91
Section	13.7.	Series Supplements	91
Section	13.8.	Revocation and Effect of Consents	91
Section	13.9.	Notation on or Exchange of Notes Following Amendment	91
Section	13.10.	The Trustee to Sign Amendments, etc	91
Section	13.11.	Back-Up Servicer Consent	~~91~~92

(continued)

			Page
ARTICLE 14. REDEMPTION AND REFINANCING OF NOTES			92

Section	14.1.	Redemption and Refinancing	92
Section	14.2.	Form of Redemption Notice	92
Section	14.3.	Notes Payable on Redemption Date	~~92~~93

ARTICLE 15. MISCELLANEOUS			93

Section	15.1.	Compliance Certificates and Opinions, etc	93
Section	15.2.	Form of Documents Delivered to Trustee	94
Section	15.3.	Acts of Noteholders.	95
Section	15.4.	Notices	96
Section	15.5.	Notices to Noteholders: Waiver	~~96~~97
Section	15.6.	Alternate Payment and Notice Provisions	97
Section	15.7.	Conflict with TIA	97
Section	15.8.	Effect of Headings and Table of Contents	97
Section	15.9.	Successors and Assigns	97
Section	15.10.	Separability of Provisions	~~97~~98
Section	15.11.	Benefits of Indenture	98
Section	15.12.	Legal Holidays	98
Section	15.13.	GOVERNING LAW; JURISDICTION	98
Section	15.14.	Counterparts	98
Section	15.15.	Recording of Indenture	98
Section	15.16.	Issuer Obligation	~~98~~99
Section	15.17.	No Bankruptcy Petition Against the Issuer	99
Section	15.18.	No Joint Venture	99
Section	15.19.	No Waiver; Cumulative Remedies	99
Section	15.20.	Third-Party Beneficiaries	99
Section	15.21.	Merger and Integration	~~99~~100
Section	15.22.	Rules by the Trustee	~~99~~100
Section	15.23.	Duplicate Originals	100
Section	15.24.	Waiver of Trial by Jury	100
Section	15.25.	No Impairment	100
Section	15.26.	Intercreditor Agreement	100

kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Secured Obligations, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Issuer hereby assigns to the Trustee all of the Issuer’s power to authorize an amendment to the financing statement filed with the Delaware Secretary of State relating to the security interest granted to the Issuer by the Seller pursuant to the Purchase Agreement; provided, however, that the Trustee shall be entitled to all the protections of Article 11, including Sections 11.1(g) and 11.2(k), in connection therewith, and the obligations of the Issuer under Sections 8.2(i) and 8.3(j) shall remain unaffected.

The Trustee, for the benefit of the Secured Parties, hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and the Lien on the Trust Estate conveyed by the Issuer pursuant to the Grant, declares that it shall maintain such right, title and interest, upon the trust set forth, for the benefit of all Secured Parties, subject to Sections 11.1 and 11.2, and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the following meanings:

“Access Loan Receivable” means each of the consumer loans that were (i) originated by the Seller, the Nevada Originator or any of their Affiliates pursuant to its “Access Loan” program (formerly known as the Seller’s “Starter Loan” program) intended to make credit available to select borrowers who do not qualify for credit under the Seller’s principal loan origination program, (ii) identified on the Seller’s, the Servicer’s or, if applicable, the Nevada Originator’s books as an Access Loan Receivable as of the date of origination, and (iii) identified by the Seller from time to time in writing to the Noteholders on a schedule of Access Loan Receivables, substantially in the form of Exhibit B to the Purchase Agreement.

“ADS Score” means the credit score for an Obligor referred to as the “Alternative Data Score” determined by the Seller in accordance with its proprietary scoring method.

“Adverse Claim” means a Lien on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Encumbrance.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

“Agent” means any Transfer Agent and Registrar or Paying Agent.

“Aggregate Class A Note Principal” has, with respect to any Series of Notes, the meaning specified in the related Series Supplement.

“Amortization Period” has, with respect to any Series of Notes, the meaning specified in the related Series Supplement.

“Applicants” has the meaning specified in Section 4.2(b).

“Back-Up Servicer” has the meaning specified in the Servicing Agreement.

“Back-Up Servicing Agreement” has the meaning specified in the Servicing Agreement.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means this Base Indenture, dated as of the Closing Date, between the Issuer and the Trustee, as amended, restated, modified or supplemented from time to time, exclusive of Series Supplements.

“Benefit Plan Investor” mean an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” as described in Section 4975 of the Code, which is subject to Section 4975 of the Code, or an entity deemed to hold plan assets of any of the foregoing.

“Borrowing Base Amount” means, on any date of determination, the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded).

“Borrowing Base Shortfall” means, on any date of determination, the excess, if any, of (i) the sum of the Aggregate Class A Note Principal plus the Required Overcollateralization Amount, over (ii) the Borrowing Base Amount.

“Business Day” unless otherwise specified in a Series Supplement, means any day that DTC is open for business at its office in New York City and any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the States of California, Florida, Illinois, Missouri, New York or Texas are authorized or obligated by Law to be closed.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Change in Control” means any of the following:

(a) with respect to Oportun Financial Corporation (f/k/a Progreso Financiero Holdings, Inc.):

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the voting power of the then outstanding Capital Stock of Oportun Financial Corporation entitled to vote generally in the election of the directors of Oportun Financial Corporation; or

(ii) Oportun Financial Corporation consolidates with or merges into another corporation (other than a Subsidiary of Oportun Financial Corporation or conveys, transfers or leases all or substantially all of its property to any person (other than a Subsidiary of Oportun Financial Corporation), or any corporation (other than a Subsidiary of Oportun Financial Corporation) consolidates with or merges into Oportun Financial Corporation, in either event pursuant to a transaction in which the outstanding Capital Stock of Oportun Financial Corporation is reclassified or changed into or exchanged for cash, securities or other property;

(b) the failure of Oportun Financial Corporation (f/k/a Progreso Financiero Holdings, Inc.) to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Seller free and clear of any Lien; or

(~~b~~c) the failure of the Seller to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the initial Servicer, the Nevada Originator and the Issuer, in each case free and clear of any Lien.

“Class” means, with respect to any Series, any one of the classes of Notes of that Series as specified in the related Series Supplement.

“Closing Date” means August 4, 2015.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.

“Collateral Trustee” means initially ~~Deutsche Bank~~Wilmington Trust ~~Company Americas~~, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor collateral trustee appointed in accordance with the provisions of the Intercreditor Agreement.

“Collection Account” has the meaning specified in Section 5.3(a).

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable made by or on behalf of Obligors, including, without limitation, all principal, Finance Charges and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections in each case, received after the Cut-Off Date; provided, however, that, if not otherwise specified, the term “Collections” shall refer to the Collections on all the Receivables collectively together with any Investment Earnings and any other funds received with respect to the Trust Estate.

“Commission” means the U.S. Securities and Exchange Commission, and its successors.

“Concentration Limits” shall be deemed exceeded if any of the following is true on any date of determination (unless otherwise specified below, “weighted average” refers to an average weighted by Outstanding Receivables Balance):

(i) the aggregate Outstanding Receivables Balance of all Re-Written Receivables and Re-Aged Receivables that are Eligible Receivables exceeds ~~4.0~~5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(ii) the weighted average fixed interest rate of all Eligible Receivables is less than 28.0%;

(iii) the weighted average term to maturity of all Eligible Receivables exceeds thirty-~~three~~eight (~~33~~38) months;

(iv) the average Outstanding Receivables Balance of all Eligible Receivables exceeds $3,500;

(v) the weighted average credit score of the related Obligors of all Eligible Receivables (excluding any Eligible Receivables the Obligor of which has no (or a zero) credit score) is less than: (x) ADS Score: 700, (y) PF Score: ~~650~~640 and (z) VantageScore: ~~625~~600;

(vi) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: ADS Score: less than or equal to 560 (the “ADS Score Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(vii) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: PF Score: less than or equal to ~~520~~500 (the “PF Score Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(viii) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: VantageScore: less than or equal to ~~560~~520 (the “VantageScore Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(ix) the sum (with duplication) of (x) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the ADS Score Threshold, plus (y) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the PF Score Threshold, plus (z) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the VantageScore Threshold, exceeds 9.75% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(x~~) the aggregate Outstanding Receivables Balance of all Eligible Receivables with an Outstanding Receivables Balance in excess of (a) $7,200 exceeds 25.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables or (b) $8,200 exceeds 10.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables; (xi~~) the aggregate Outstanding Receivables Balance of all Eligible Receivables that have an annual percentage rate greater than or equal to 60.0% exceeds 5% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(~~xii~~xi) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not reside in Arizona, California, Illinois, Nevada, Texas or Utah at the time of loan originations exceeds 5% of the aggregate Outstanding Receivables Balance of all Eligible Receivables; or

(~~xiii~~xii) the aggregate Outstanding Receivables Balance of all Eligible Receivables that are On-line Receivables exceeds ~~3.0~~4.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables.

“Consolidated Parent” means initially, Oportun Financial Corporation (f/k/a Progreso Financiero Holdings, Inc.), a Delaware corporation, and any successor to Oportun Financial Corporation as the indirect or direct parent of Oportun, the financial statements of which are for financial reporting purposes consolidated with Oportun in accordance with GAAP, or if there is none, then Oportun.

“Contract” means any promissory note or other loan documentation originally entered into (i) between the Seller and an Obligor in connection with consumer loans made by the Seller to such Obligor in the ordinary course of its business or (ii) between the Nevada Originator and an Obligor in connection with consumer loans made by the Nevada Originator to such Obligor in the ordinary course of its business and subsequently acquired by the Seller.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means the Deposit Account Control Agreement, dated as of June 28, 2013, among the initial Servicer, ~~the Collateral Trustee~~Deutsche Bank Trust Company Americas, as collateral trustee, Oportun and Bank of America, N.A., as ~~the same may be~~supplemented by the Notice of Assignment, dated as of December 7, 2018, among Bank of America, N.A., Deutsche Bank Trust Company Americas, as outgoing collateral trustee, and the Collateral Trustee, and as the same may be further amended or supplemented from time to time.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Base Indenture is located at 1100 North Market Street, 3rd Floor, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – Oportun V Funding.

“Coverage Test” has the meaning specified in Section 5.4(c).

“Credit and Collection Policies” means the Seller’s and the Servicer’s credit and collection policy or policies relating to Contracts and Receivables and referred to in Exhibit C to the Servicing Agreement, as the same is amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 2.12(c) of the Servicing Agreement; provided, however, if the Servicer is any Person other than the initial Servicer, “Credit and Collection Policies” shall refer to the collection policies of such Servicer as they relate to receivables of a similar nature to the Receivables.

“Cut-Off Date” shall have the meaning set forth in the Series Supplement.

“Decrease” shall have the meaning set forth in the applicable Series Supplement.

“Deemed Collections” means in connection with any Receivable, all amounts payable (without duplication) with respect to such Receivable, by (i) the Seller pursuant to Section 2.4 of the Purchase Agreement, and/or (ii) the initial Servicer pursuant to Section 2.02(f) or Section 2.08 of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default, a Servicer Default or a Rapid Amortization Event.

“Defaulted Receivable” means a Receivable (i) as to which any scheduled payment, or part thereof, remains unpaid for 120 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Receivable, (ii) the Obligor thereon has died or is suffering or has suffered an Event of Bankruptcy or (iii) which (a) consistent with the Credit and Collection Policies, would be written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible or (b) has been charged off or otherwise written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible.

“Definitive Notes” has the meaning specified in Section 2.16(f).

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for thirty (30) days or more from the due date for such payment.

“Depositary Bank” has the meaning specified in Section 5.3(f) and shall, as of the Trustee Replacement Date, be Wilmington Trust, National Association.

“Determination Date” means, unless otherwise specified in the related Series Supplement, the third Business Day prior to each Payment Date.

“Dollars” and the symbol “$” mean the lawful currency of the United States.

“Eligible Receivable” means each Receivable:

(a) that was originated by the Seller or the Nevada Originator, as applicable, in compliance with all applicable Requirements of Law (including without limitation all Laws relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy and any applicable usury laws) and which, along with the related Contract, complies with all applicable Requirements of Law (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Issuer and does not have any other Material Adverse Effect);

(b) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller or the Nevada Originator in connection with the creation or the execution, delivery and performance of such Receivable, or by the Issuer in connection with its ownership of, or the administration or servicing of, such Receivable and the related Contract have been duly obtained, effected or given and are in full force and effect (including with respect to the Issuer, without limitation, the Texas License and the Illinois License, in each case if applicable to such Receivable) (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Issuer and does not have any other Material Adverse Effect);

(c) as to which, at the time of the sale of such Receivable (x) to the Issuer, the Seller was the sole owner thereof and had good and marketable title thereto free and clear of all Liens and (y) if applicable, to the Seller by the Nevada Originator, the Nevada Originator was the sole owner thereof and had good and marketable title thereto free and clear of all Liens;

(d) that is, and the related Contract of which is, the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws now or hereafter in effect, affecting the rights of creditors generally and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

(e) that constitutes a “general intangible”, “instrument” or “account,” in each case under and as defined in Article 9 of the UCC of all applicable jurisdictions;

(f) that was established in accordance with the Credit and Collection Policies in the regular and ordinary course of the business of the Seller or the Nevada Originator, as applicable;

(g) that is denominated and payable in Dollars, is only payable in the United States of America and each Obligor in respect of which are residents of, and have provided a billing address in, the United States of America;

(h) that is not a Delinquent Receivable;

(i) that has an original and remaining term to maturity of no more than ~~forty-nine~~fifty-one (~~49~~51) months;

(j) that has an Outstanding Receivables Balance equal to or less than (i) if such Receivable is a Renewal Receivable, $~~9,200,~~11,250, or (ii) otherwise, $7,200;

(k) that has (x) a fixed interest rate that is greater than or equal to 15.0% and (y) an annual percentage rate that does not exceed 66.9%;

(l) that is not evidenced by a judgment or has been reduced to judgment;

(m) that is not a Defaulted Receivable;

(n) that is not a revolving line of credit;

(o) the terms of which have not been modified or waived except as permitted under the Credit and Collection Policies or the Transaction Documents;

(p) that has no Obligor thereon that is either (x) a Governmental Authority or (y) a Person subject to Sanctions;

(q) that has no Obligor thereon that is the Obligor of a Defaulted Receivable;

(r) the assignment of which (x) to the Issuer does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof and (y) if applicable, to the Seller from the Nevada Originator does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

(s) the related Contract provides for repayment in full of the principal balance thereof in equal installments not less frequently than monthly;

(t) the proceeds of the related Contract are fully disbursed, there is no requirement for future advances under such Contract and neither the Seller nor the Nevada Originator has any further obligations under such Contract;

(u) as to which (1) the Sub-Custodian is in possession of a full and complete Receivable File in physical or electronic format within a reasonable time following the date that such Receivable File was transferred to the Issuer pursuant to the Purchase Agreement and (2) prior to delivery to the Sub-Custodian, the Custodian is in possession of a full and complete Receivable File in physical or electronic format;

(v) that represents the undisputed, bona fide transaction created by the lending of money by the Seller or the Nevada Originator, as applicable, in the ordinary course of business and completed in accordance with the terms and provision contained in the related Contract;

(w) as to which a Concentration Limit would not be exceeded at the time of the sale, transfer or assignment of such Receivable to the Issuer or, in connection with Re-Written Receivables involving the modification of a Receivable, at the time of such modification;

(x) as to which the related Obligor has not brought any claim, litigation or action against the Seller, the Servicer, the Nevada Originator or any Affiliate thereof with respect to such Receivable or the related Contract;

(y) with respect to which none of the Seller, the Nevada Originator or the Issuer is maintaining a specific and separate reserve for credit losses on such Receivable (other than any general reserve that is maintained by any such Person in accordance with its policies in accordance with GAAP);

(z) that if originated by the Nevada Originator, the Obligor in respect of which is a resident of, and has provided the Servicer a billing address in, the State of Nevada; and

(aa) that is not ~~a Starter~~an Access Loan Receivable unless each Noteholder has consented in writing to the purchase by the Issuer of ~~Starter~~Access Loan Receivables.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) any trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person.

“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from, property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations of another Person of a type described in clauses (i) through (v) above, for which such Person is obligated pursuant to a guaranty, put or similar arrangement.

“Indenture” means the Base Indenture, together with all Series Supplements, as the same maybe amended, restated, modified or supplemented from time to time.

“Indenture Termination Date” has the meaning specified in Section 12.1.

“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the initial Servicer, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the initial Servicer, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the initial Servicer, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 15.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Independent Director” has the meaning specified in Section 8.2(p).

“Intercreditor Agreement” means the ~~Fifth~~Nineteenth Amended and Restated Intercreditor Agreement, substantially in the form of Exhibit D hereto, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Interest Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts.

“Issuer” has the meaning specified in the preamble of this Base Indenture.

“Issuer Distributions” has the meaning specified in Section 5.4(c).

“Purchase Report” has the meaning specified in the Purchase Agreement.

“Qualified Institution” means ~~the following:(a)~~ a depository institution or trust company:

(a) ~~(i)~~ whose commercial paper, short-term unsecured debt obligations or other short-term deposits have a rating commonly regarded as “investment grade” by at least one Rating Agency, if the deposits are to be held in the account for 30 days or less, or

(b) ~~(ii)~~ whose long-term unsecured debt obligations have a rating commonly regarded as “investment grade” by at least one Rating Agency, if the deposits are to be held in the account more than 30 days~~, or(b) a segregated trust account or accounts maintained in the trust department of a federal or state-chartered depository institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b)~~.

“Rapid Amortization Event” has the meaning specified in the related Series Supplement.

“Rating Agency” means any nationally recognized statistical rating organization.

“Re-Aged Receivable” means any Receivable, the contractual delinquency of which has been modified by the Servicer in accordance with the Credit and Collection Policy without changing the original periodic payment amounts of such Receivable.

“Re-Written Receivable” means (i) any Receivable which replaces an existing Receivable due and (ii) any Receivable which is modified using criteria consistent with the re-write provisions of the Credit and Collection Policies, and in either case, which does not involve the receipt of any new funds by such Obligor.

“Receivable” means the indebtedness of any Obligor under a Contract that is listed on the Receivables Schedule or identified on a Purchase Report, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing. Notwithstanding the foregoing, upon release from the Trust Estate pursuant to Section 2.14 or Section 2.16 of a Removed Receivable or a Takeout Receivable, as applicable, such Receivable shall no longer constitute a Receivable. If a Contract is refinanced, the original Receivable shall be deemed collected and cease to be a Receivable for purposes of the Transaction Documents upon payment in accordance with Section 2.5 of the Purchase Agreement with respect thereto.

“Receivable File” has the meaning specified in the Purchase Agreement.

“Receivables Schedule” has the meaning specified in the Purchase Agreement.

“U.S.” or “United States” means the United States of America and its territories.

“VantageScore” means the credit score for an Obligor referred to as a “VantageScore 3.0” calculated and reported by Experian plc.

“written” or “in writing” means any form of written communication, including, without limitation, by means of e-mail, telex, telecopier device, telegraph or cable.

Section 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, except to the extent that the Trustee has been advised by an Opinion of Counsel that the Indenture does not need to be qualified under the TIA or such provision is not required under the TIA to be applied to this Indenture in light of the outstanding Notes. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.3. Cross-References. Unless otherwise specified, references in this Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of this Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.4. Accounting and Financial Determinations; No Duplication. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

paid to the Person to whom the principal of such Note is payable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 2.8.

Section 2.16. Takeouts.~~.~~ Solely in connection with any Takeout Transaction, the Issuer may from time to time transfer directly or indirectly certain Receivables and the Related Security with respect thereto designated by the Issuer on the following terms and subject to the following conditions (any such transfer pursuant to this Section 2.16, a “Permitted Takeout”):

(a) The Issuer shall deliver to each Noteholder, the Trustee, the Agent, the Collateral Trustee, the Back-Up Servicer and the Servicer, not less than three (3) Business Days’ prior written notice of such Takeout Transaction (such notice, a “Takeout Notice”), which Takeout Notice shall be executed by the Issuer, and without limiting the generality of the foregoing, shall:

(i) identify in reasonable detail the Receivables to be transferred in connection with such Takeout Transaction (such Receivables with respect to any Takeout Transaction, the “Takeout Receivables” and, together with the Related Security with respect to such Takeout Receivables, the “Takeout Assets” for such Takeout Transaction), which Receivables, unless otherwise consented to in writing by the Required Noteholders, shall include all or substantially all outstanding Receivables;

(ii) specify the date on which such Takeout Transaction is contemplated to occur (such date with respect to any Takeout Transaction, the “Takeout Date”), which Takeout Date shall be a Business Day and may be extended with one Business Day prior notice to each Noteholder; and

(iii) include a pro forma Monthly Statement for each Series attached thereto after giving effect to such Takeout Transaction.

(b) In connection with each Takeout Transaction (other than a Takeout Transaction relating to the U.S. Department of the Treasury’s Community Development Financial Institutions Fund (CDFI Fund), its CDFI Bond Guarantee Program or similar entities or programs), the Issuer shall pay the Noteholders a fee (such fee, an “Exit Fee”) on the Takeout Date in immediately available funds equal to 0.50% (or 0.15% to the extent such Takeout Transaction involves the issuance of immediately amortizing securities) of the Outstanding Receivables Balance of all Receivables subject to such Takeout Transaction at such time. Each such Exit Fee shall be payable to the Noteholders ratably, based on such Noteholders portion of the Aggregate Class A Note Principal at such time; provided, however, that the amount of the Exit Fee paid hereunder for each Takeout Transaction shall be credited against the aggregate amount of underwriting or similar fees payable to one or more of the purchasers, that are Noteholders or Affiliates thereof, under any note purchase agreement or other similar agreement entered into by one or more of such purchasers and an Affiliate of the Issuer in connection with such Takeout Transaction.

(c) Unless otherwise waived by the Required Noteholders, no Permitted Takeout shall occur on any date if (i) any Rapid Amortization Event, Servicer Default, Event of Default or Default would exist after giving effect to such Takeout Transaction, (ii) such Takeout

(i) the Overcollateralization Test is satisfied;

(ii) the amount remaining on deposit in the Collection Account is no less than the sum of (x) the Required Monthly Payments, plus (y) the Loan Loss Reserve Amount, plus (z) all accrued and unpaid expenses and indemnity amounts payable pursuant to the Transaction Documents; provided, however, that clause (y) shall not apply for Issuer Distributions to acquire Subsequently Purchased Receivables;

(iii) the Amortization Period has not commenced;

(iv) there shall not exist on such Business Day, and such application thereof shall not result in the occurrence of, a Rapid Amortization Event, a Servicer Default, an Event of Default or a Default (in each case determined by the Issuer taking into account any increases, decreases and status changes of the Receivables and any increases or decreases in the Notes and the amount on deposit in the Collection Account including those scheduled to occur on such date);

(v) [Reserved];

(vi) [Reserved]; and

(vii) the representations and warranties of the Issuer, the initial Servicer and the Seller that are made in this Base Indenture and the other Transaction Documents as of any Purchase Dates are true and correct as of the date of such Issuer Distribution (except to the extent they relate to an earlier or later date, and then as of such earlier or later date).

The Issuer will meet the “Overcollateralization Test” on any date of determination if the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded), equals or exceeds an amount equal to (i) the outstanding principal amount of the Notes, plus (ii) the Required Overcollateralization Amount, minus (iii) the amount remaining on deposit in the Collection Account representing the portion of Required Monthly Payments that will be distributed on the following Payment Date in reduction of the Aggregate Class A Note Principal.

(d) [Reserved].

(e) Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution, the Servicer shall deposit or cause to be deposited all Collections as set forth in Section 5.3(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).

Section 5.5. Determination of Monthly Interest. Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate.

(c) Mergers, Acquisitions, Sales, Subsidiaries, Delaware LLC Divisions, etc. The Issuer shall not:

(i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Indenture or the other Transaction Documents;

(ii) make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;

(iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; ~~or~~

(iv) enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate; or

(v) enter into any Delaware LLC Division.

(d) Change in Business Policy. The Issuer shall not make any change in the character of its business which would impair in any material respect the collectability of any Receivable.

(e) Other Debt. Except as provided for herein, the Issuer shall not create, incur, assume or suffer to exist any Indebtedness whether current or funded, other than (i) the Notes, (ii) Indebtedness of the Issuer representing fees, expenses and indemnities arising hereunder or under the Purchase Agreement for the purchase price of the Receivables under the Purchase Agreement and (iii) other Indebtedness permitted pursuant to Section 8.3(h).

(f) Certificate of Formation and LLC Agreement. The Issuer shall not amend its certificate of formation or its operating agreement unless the Trustee has agreed to such amendment and each Noteholder has consented to such amendment (which consent shall not be unreasonably withheld).

(g) Financing Statements. The Issuer shall not authorize the filing of any financing statement (or similar statement or instrument of registration under the Laws of any jurisdiction) or statements relating to the Trust Estate other than the financing statements authorized and filed in connection with and pursuant to the Transaction Documents.

(xxiii) the failure to pay the Borrowing Base Shortfall in full on any Payment Date.

Section 10.2. Rights of the Trustee Upon Events of Default.

(a) If and whenever an Event of Default (other than in clause (iii) and (iv) of Section 10.1) shall have occurred and be continuing, the Trustee may, and, at the written direction of the Required Noteholders shall, cause the principal amount of all Notes of all Series outstanding to be immediately due and payable at par, together with interest thereon. If an Event of Default with respect to the Issuer specified in clause (iii) ~~and~~or (iv) of Section 10.1 shall occur, all unpaid principal of and accrued interest on all the Notes of all Series outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If an Event of Default shall have occurred and be continuing, the Trustee may exercise from time to time any rights and remedies available to it under applicable Law and Section 10.4. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of the Secured Obligations and shall be applied as provided in Article 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it as a result of the occurrence of an Event of Default to the extent set forth therein.

(b) If an Event of Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 10 provided, all Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid to or deposited with the Trustee a sum sufficient to pay

(A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid by the Trustee hereunder and the reasonable compensation, expenses, disbursements of the Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 10.6.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

(c) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable Law with respect to the Trust Estate, the Trustee any actual or threatened action, Proceeding or claim; provided, however, that the Issuer shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. The indemnity provided herein shall (i) survive the termination of this Indenture and the resignation and removal of the Trustee ~~and~~, (ii) apply to the Trustee (including (~~i~~a) in its capacity as Agent and (~~ii) Deutsche Bank Trust Company Americas, as Collateral Trustee,~~b) Wilmington Trust, National Association, as Securities Intermediary and ~~Depositary Bank)~~Depository Bank) and (iii) apply to Wilmington Trust, National Association, in its capacity as Collateral Trustee.

Section 11.18. Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer or the initial Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 11.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Responsible Officer of the Issuer or the initial Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 11.19. [Reserved].

Section 11.20. Maintenance of Office or Agency. The Trustee will maintain an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Notes and this Indenture may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Issuer, the Servicer and the Noteholders of any change in the location of the Note Register or any such office or agency.

Section 11.21. Concerning the Rights of the Trustee. The rights, privileges and immunities afforded to the Trustee in the performance of its duties under this Indenture shall apply equally to the performance by the Trustee of its duties under each other Transaction Document to which it is a party.

Section 11.22. Direction to the Trustee. The Issuer hereby directs the Trustee to enter into the Transaction Documents.

Section 11.23. Repurchase Demand Activity Reporting.

(a) To assist in the Seller’s compliance with the provisions of Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”), subject to paragraph (b) below, the Trustee shall provide the following information (the “Rule 15Ga-1 Information”) to the Seller in the manner, timing and format specified below:

Section 15.3. Acts of Noteholders.

(a) Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Indenture to the contrary, so long as any other Person is a Noteholder, none of the Seller, the Issuer or any Affiliate controlled by Oportun or controlling Oportun shall have any right to vote with respect to any Note.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(c) The fact and date of the execution by any Person of any such instrument or writing may be proved in any customary manner of the Trustee.

(d) The ownership of Notes shall be proved by the Note Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any such Notes shall bind such Noteholder and the Holder of every Note and every subsequent Holder of such Notes issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 15.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier (overnight or hand-delivered) at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to ~~1600 Seaport Boulevard, Suite 250,~~2 Circle Star Way, Room ~~149, Redwood City~~119, San Carlos, California ~~94063,~~94070, Attention: Secretary, (b) in the case of the Servicer or Oportun, to ~~1600 Seaport Boulevard, Suite 250, Redwood City~~2 Circle Star Way, San Carlos, California ~~94063,~~94070, Attention: ~~Chief Legal Officer~~General Counsel and (c) in the case of the Trustee, to the Corporate Trust Office. Unless otherwise provided with respect to any Series in the related Series Supplement or otherwise expressly provided herein, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

EXHIBIT B

TO BASE INDENTURE

Form of Lien Release

[                    ]

[                    ]

[                    ]

[                    , 20    ]

Wilmington Trust, National Association

[                    ]

[                    ]

Ladies and Gentlemen:

Reference is made to that certain Base Indenture dated as of August 4, 2015 (hereinafter as such agreement may have been, or may be from time to time, amended, supplemented, or otherwise modified, the “Base Indenture”), by and between Oportun Funding V, LLC (the “Issuer”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as securities intermediary and as depositary bank pursuant to which the Issuer has granted to the Trustee for the benefit of the Secured Parties a lien on and security interest in all of the Issuer’s right, title and interest in, to and under the Contracts and related Receivables and certain assets and rights of the Issuer more particularly described therein (the “Trust Estate”). Capitalized terms used but not otherwise defined herein have the meanings given such terms in the Base Indenture.

[Reference is further made to Sections 5.8 of the Base Indenture and Sections 2.08 of the Servicing Agreement dated as of August 4, 2015, by and between the Issuer, PF Servicing, LLC, as servicer (in such capacity, the “Servicer”), and the Trustee, pursuant to which the Servicer has deposited into the Collection Account an amount equal to the Outstanding Receivables Balance of those Receivables set forth on Schedule I hereto (such Receivables, “Removed Receivables”), together with accrued and unpaid interest thereon.]

[Reference is further made to Sections 5.8 of the Base Indenture and Section 2.4 of the Purchase and Sale Agreement dated as of August 4, 2015, by and between the Issuer and Oportun, Inc. ~~(f/k/a Progress Financial Corporation)~~, as seller (the “Seller”), pursuant to which the Seller has deposited into the Collection Account an amount equal to the Outstanding Receivables Balance of those Receivables set forth on Schedule I hereto (such Receivables, “Removed Receivables”), together with accrued and unpaid interest thereon.]

In connection with the Issuer’s sale, transfer and assignment of the Removed Receivables, the Issuer hereby certifies that the conditions precedent to the release of the Removed Receivables have been satisfied and requests that the Trustee, and the Trustee by acknowledging this Lien Release Request does, irrevocably and unconditionally release the Removed Receivables and the related Related Security (the “Released Assets”) from the lien granted to the

B-1

EXHIBIT C

TO BASE INDENTURE

Form of Permitted Takeout Release

[                    ], 20[    ]

Oportun Funding V, LLC

~~1600 Seaport Boulevard, Suite 250, Room 149~~2 Circle Star Way, Room 119

~~Redwood City~~San Carlos, California ~~94063~~94070

Attention: ~~Chief Legal Officer~~General Counsel

Wilmington Trust, National Association,

not individually but solely in its capacity as Trustee

1100 North Market Street, 3rd Floor

Wilmington, Delaware 19890

Attention: Corporate Trust Administration – Oportun V Funding

Re:	Release of Security Interest in Certain Receivables

Ladies	and Gentlemen:

Reference is made to that certain Base Indenture, dated as of August 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), among Oportun Funding V, LLC (the “Issuer”), and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Series 2015 Supplement, dated as of August 4, 2015 (the “Series Supplement” and together with the Base Indenture, the “Indenture”). Capitalized terms used in this letter agreement and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer has advised the Noteholders and the Trustee that it desires to enter into a Permitted Takeout and in connection therewith requests that the Secured Parties release any security interest, liens or other rights which they have in the Receivables listed on Exhibit A hereto and the Related Security to the extent directly related thereto (collectively, the “Released Assets”).

The aggregate amount attributable to the Released Assets due to the Secured Parties under the Transaction Documents in accordance with Section 2.16(c) of the Base Indenture, if paid in immediately available funds by 12:00 p.m. (New York time), on [____], 20[__] (the “Purchase Time”), will be the amount specified on Schedule I (such amount, in the aggregate, the “Purchase Price”). Payment of the Purchase Price shall be made by wire transfer to the Collection Account.

In consideration of the payment in full of the Purchase Price by the Purchase Time, each of the Noteholders and the Trustee (on behalf of the other Secured Parties), upon receipt of the Purchase Price in immediately available funds in the Collection Account, hereby acknowledges and agrees that, with respect to the Released Assets:

C-1

SCHEDULE 1

TO BASE INDENTURE

PERFECTION REPRESENTATIONS, WARRANTIES

AND COVENANTS

In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Trustee as follows on the Closing Date:

General

1. The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Trust Estate in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

2. The Contracts evidencing the Receivables constitute “general intangibles”, “accounts” ~~or~~, “instruments ”, “electronic chattel paper” or “tangible chattel paper” within the meaning of the UCC as in effect in the State of New York.

3. Each of the Trust Accounts and all subaccounts thereof constitute either a deposit account or a securities account.

Creation

4. The Issuer owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person, excepting only Liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper Proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

5. The Seller has received all consents and approvals, if any, to the sale of the Receivables under the Purchase Agreement to the Issuer required by the terms of the Receivables that constitute instruments or payment intangibles.

Perfection:

6. The Issuer has caused or will have caused, by the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect the sale of the Contracts and Related Rights from the Seller to the Issuer, and the security interest in the Trust Estate granted to the Trustee hereunder; and the Servicer or the Custodian has in its possession the original copies of such instruments, certificated securities or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain or will contain when filed a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

Schedule 1-1

7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

(i) All original executed copies of each such instrument have been delivered to the Servicer or the Custodian;

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer or the Custodian~~,~~ and the Trustee has received a written acknowledgment from the Servicer or the Custodian that the Servicer or the Custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Trustee; or

(iii) The Servicer or the Custodian received possession of such instruments after the Trustee received a written acknowledgment from the Servicer or the Custodian that the Servicer or the Custodian is acting solely as agent of the Trustee.

8. With respect to Receivables that constitute electronic chattel paper, either:

(i) The Issuer has caused, or will have caused by the effective date of the Indenture, the filing of financing statement against the Issuer in favor of the Trustee in connection herewith describing such Receivables and containing a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party”; or

(ii) All of the following are true:

(A) Only one authoritative copy of each such loan agreement exists; and each such authoritative copy (A) is unique, identifiable and unalterable (other than with the participation of the Trustee in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) has been marked with a legend to the following effect: “Authoritative Copy” and (C) has been communicated to and is maintained by the Servicer or a custodian who has acknowledged in writing that it is maintaining the authoritative copy of each electronic chattel paper solely on behalf of and for the benefit of the Trustee, or is acting solely as its agent; and

(B) Issuer has marked the authoritative copy of each loan agreement that constitutes or evidences the Receivables with a legend to the following effect: “Oportun Funding V, LLC has pledged all its rights and interest herein to Wilmington Trust, National Association, as Trustee.” Such loan agreements or leases do not have any other marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee or the Purchaser; and

Schedule 1-2

(C) Issuer has marked all copies of each loan agreement that constitute or evidence the Receivables other than the authoritative copy with a legend to the following effect: “This is not an authoritative copy”; and

(D) The records evidencing the Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such electronic chattel paper must be made with the participation of the Trustee and (b) all revisions of the authoritative copy of each such electronic chattel paper must be readily identifiable as an authorized or unauthorized revision.

9. With respect to each of the Trust Accounts and all subaccounts that constitute deposit accounts, either:

(i) The Issuer has delivered to the Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Trust Accounts without further consent by the Issuer; or

(ii) The Issuer has taken all steps necessary to cause the Trustee to become the account holder of the Trust Accounts.

~~9.~~10. With respect to each of the Trust Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

(i) The Issuer has delivered to the Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Trustee relating to the Trust Accounts without further consent by the Issuer; or

(ii) The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Trustee as the person having a security entitlement against the securities intermediary in each of the Trust Accounts.

Priority

~~10.~~11. Other than the transfer of the Receivables to the Issuer under the Purchase Agreement and the security interest granted to the Trustee pursuant to this Indenture, none of the Issuer or the Seller have pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Trust Accounts. Neither the Issuer nor the Seller has authorized the filing of, or is aware of any financing statements against the Issuer or the Seller that include a description of collateral covering the Receivables or the Trust Accounts or any subaccount thereof other than those that have been released or any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.

~~11.~~12. No judgment, ERISA or tax lien filings have been made against the Issuer.

Schedule 1-3

13. Neither Issuer nor a custodian holding any collateral that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences the Receivables to any Person other than the Trustee or the Servicer.

~~12.~~14. None of the instruments, certificated securities, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or Trustee.

~~13.~~15. None of the Trust Accounts nor any subaccount thereof are in the name of any Person other than the Trustee. The Issuer has not consented to the bank maintaining the Trust Accounts that constitute deposit accounts to comply with instructions of any person other than the Trustee. The Issuer has not consented to the securities intermediary of any Trust Account that constitutes a securities account to comply with entitlement orders of any Person other than the Trustee.

~~14.~~16. Survival of Perfection Representations. Notwithstanding any other provision of the Indenture or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as the Secured Obligations under the Indenture have been finally and fully paid and performed.

~~15.~~17. Issuer to Maintain Perfection and Priority. The Issuer covenants that, in order to evidence the interests of the Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Trustee) to maintain and perfect, as a first priority interest, the Trustee’s security interest in the Trust Estate. The Issuer shall, from time to time and within the time limits established by Law, prepare and present to the Trustee for the Trustee to authorize the Issuer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Trustee’s security interest in the Trust Estate as a first-priority interest (each a “Filing”).

Schedule 1-4